SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 21, 2007

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)
Issuer’s telephone number: (336) 526-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14b-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
This document contains 2 pages, plus exhibit

Item 8.01: Other Events
Yadkin Valley Financial Corporation (the “Company”), Elkin, NC (NASDAQ: YAVY — news), the holding company for Yadkin Valley Bank and Trust Company (the “Bank”), recently announced in its September 30, 2007 Form 10-Q that it expects the merger of Cardinal State Bank with and into the Bank to be completed during the first quarter of 2008. Bill Long, President and CEO of Yadkin Valley Financial Corporation, stated, “Although the closing date has been delayed from the original schedule, our enthusiasm and support for the Cardinal acquisition remains strong. The Cardinal market will expand the Company’s footprint to the east and will further diversify the demographics of our customer base by moving into growth markets in Durham and Orange Counties.”
PARTICIPANTS IN THE SOLICITATION
     Yadkin Valley Financial Corporation, Cardinal State Bank, and their respective directors and executive officers may be soliciting proxies from their respective shareholders in favor of the merger. Information regarding Yadkin Valley Financial Corporation’s directors and executive officers is available in its 2007 definitive proxy statement (form type DEF 14A) available at www.sec.gov. Information regarding Cardinal State’s directors and executive officers is available in its 2007 definitive proxy statement (form type DEF 14A) available at Cardinal’s website Investor page (http://www.snl.com/Irweblinkx/docs.aspx?iid=4064834). Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Item 9.01: Exhibits
     Exhibit 99: Press Release
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Bank and Trust Company
By:	/s/ Edwin E. Laws
Edwin E. Laws
Chief Financial Officer Date: November 21, 2007